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                                 EXHIBIT 10.76

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

                                      FOR

                                JAMES L. MARDEN



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                           AMENDMENT AGREEMENT NO. 1

         THIS AMENDMENT AGREEMENT NO. 1 (the "Amendment") is being entered into as of this ____ day of _______, 1997 between James L. Marden (hereinafter, "Executive") and RDM Sports Group, Inc., formerly known as Roadmaster Industries, Inc., a Delaware corporation ("RDM"). Executive and RDM are hereinafter sometimes together referred to as the "Parties.

                              W I T N E S S E T H:

         WHEREAS, Executive and RDM have heretofore entered into that certain Agreement dated as of November 1, 1996 (the "Agreement"), whereby RDM employed Executive as the President and Chief Operating Officer of RDM according to the terms and subject to the conditions provided in the Agreement; and

         WHEREAS, Executive and RDM desire to amend certain provisions of the Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and RDM hereby agree as follows:

         1. All references in the Agreement to "Roadmaster Industries, Inc." shall be stricken and shall refer instead to "RDM Sports Group, Inc.," and all references in the Agreement to "Roadmaster" shall be stricken and shall refer instead to "RDM."

         2. Section 1 of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

            "1. Employment. RDM hereby employs Executive as the President and Chief Operation Officer of RDM, and the President and Chief Executive Officer of the DP Fitness Division of RDM, and Executive accepts these positions, subject to the terms and conditions of this Agreement, for a period of four (4) years, subject to additional one (1) year additional terms upon agreement of the Parties, to be reflected in a signed writing executed by authorized officers of RDM and by the Executive."

         3. Section 3 of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

            "3. Compensation and Benefits. Executive's initial salary shall be Two Hundred fifty Thousand Dollars ($250,000.00) per year. After the first year of the term of this Agreement, and annually thereafter, Executive's compensation shall be reviewed by

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            RDM's Board of Directors or a committee thereof according to
            RDM's prevailing salary practices and Executive's performance. RDM currently pays salary in twenty-four equal semi-monthly installments per year, but may elect to pay salary more or less frequently, and shall pay Executive his salary according to RDM's then prevailing practices. Executive shall be eligible for an annual bonus of up to One Hundred Twenty-Five Thousand Dollars ($125,000.00), based upon the achievement of those goals set forth in Exhibit A (which shall provide for a bonus based upon meeting performance goals an levels as determined by the Compensation Committee of RDM). RDM shall provide Executive with a Five Hundred Dollar ($500.00) per month automobile allowance. RDM shall provide executive the opportunity to participate in the insurance and other benefit plans made available to other executives of RDM on a basis consistent with those provided to other executives of RDM in similar positions."

         4. This Amendment constitutes the entire agreement and understanding of the parties relating to the amendment of the Agreement and it supersedes all prior agreements, correspondence, arrangements and understandings relating to its subject matter except that all provisions of the Agreement that were not amended or otherwise modified by this Amendment shall remain unchanged and in full force and effect.

         5. All capitalized terms used herein which are not separately defined herein, are used as defined in the Agreement.

         6. The parties agree that this Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed on its behalf by its duly authorized officers, as of the date hereinabove first written.


                                    ----------------------------------------
                                    James L. Marden, "Executive"

                                    RDM SPORTS GROUP, INC.


                                    By:
                                       -------------------------------------
                                    Title:
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